Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement			Distribution Date: Period Type:	11/15/2011 Revolving

(i)	Monthly Principal Distributed	0.00		0.00

(ii)	Monthly Interest Distributed
	Class A Note Interest Requirement	237,113.64
	Class B Note Interest Requirement	36,521.07
	Net Class C Note Interest Requirement	78,078.98		351,713.69

(iii)	Collections of Principal Receivables			156,133,529.76

(iv)	Collections of Finance Charge Receivables			11,330,623.80

(v)	Aggregate Amount of Principal Receivables			1,278,254,819.25

	Investor Interest			725,000,000.00
	Adjusted Interest			725,000,000.00

	Floating Investor Percentage			56.72%
	Fixed Investor Percentage			56.72%

(vi)	Receivables Delinquent (As % of Total Receivables)
	Current to 29 days			97.45%
	30 to 59 days			0.72%
	60 to 89 days			0.50%
	90 or more days			1.33%

	Total Receivables			100.00%

(vii)	Investor Default Amount			3,106,220.13

(viii)	Investor Charge-Offs			0.00

(ix)	Reimbursed Investor Charge-Offs			0.00

(x)	Net Investor Servicing Fee			302,083.33

(xi)	Portfolio Yield (Net of Defaulted Receivables)			13.26%

(xii)	Reallocated Principal Collections			0.00

(xiii)	Accumulation Shortfall			0.00

(xiv)	Principal Funding Investment Proceeds			0.00

(xv)	Principal Funding Investment Shortfall			0.00

(xvi)	Available Investor Finance Charge Collections			10,726,457.13

(xvii)	Note Rate Class A	0.48333%
	Class B	0.89333%
	Class C	1.49333%
(xviii)	Spread Account			7,250,000.00

By:	/s/ Patricia M. Garvey
Name:	Patricia M. Garvey
Title:	Vice President